EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 26, 2003 (except as discussed in Note 13 as to which the date is September 29, 2003), accompanying the consolidated financial statements of the Inn of the Mountain God Resort and Casino and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus.



/s/ Grant Thornton, LLP
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Grant Thornton
Albuquerque, New Mexico
February 26, 2004